Exhibit 99.1
PRESS RELEASE
Mid Penn Bancorp, Inc.
2407 Park Drive
Harrisburg, PA 17110
1-866-642-7736
CONTACTS

Rory G. Ritrievi Chair, President & Chief Executive Officer	Justin T. Webb Chief Financial Officer
MID PENN BANCORP, INC. REPORTS FOURTH QUARTER EARNINGS
AND DECLARES QUARTERLY DIVIDEND

January 26, 2024 – Harrisburg, PA – Mid Penn Bancorp, Inc. (NASDAQ: MPB) ("Mid Penn"), the parent company of Mid Penn Bank (the "Bank") and MPB Financial Services, LLC, today reported net income available to common shareholders ("earnings") for the quarter ended December 31, 2023, of $12.1 million, or $0.73 per diluted common share.

Key Highlights of the Fourth Quarter of 2023:

•Net income available to common shareholders increased 31.0% to $12.1 million, or $0.73 per diluted common share for the fourth quarter of 2023, compared to net income of $9.2 million, or $0.56 per diluted common share for the third quarter of 2023.

•Return on average assets was 0.92% and return on average equity was 8.93% for the quarter ended December 31, 2023, compared to return on average assets of 0.72% and return on average equity of 6.93% in the third quarter of 2023.

•Loan growth for the fourth quarter of 2023 was $107.1 million, or 10.5% (annualized), from the third quarter of 2023. Total loans increased $738.7 million compared to the prior year. Organic loan growth for the year ended December 31, 2023, was $423.6 million or 10.8% (excluding Brunswick acquisition loans of $324.5 million).

•Total interest income increased 4.26% to $66.1 million for the quarter ended December 31, 2023, driven by an increase in interest income on loans of $2.5 million from the third quarter of 2023.

•Deposits decreased $35.4 million, or 3.2% (annualized), for the quarter ended December 31, 2023, from the third quarter of 2023, primarily driven by a decrease in interest bearing transaction accounts partially offset by an increase in time deposits. Organic deposits increased $285.3 million or 7.5% (excluding Brunswick acquisition deposits) for the year ended December 31, 2023, compared to the prior year.

•Total interest expense increased 12.26% to $29.1 million for the quarter ended December 31, 2023, driven by an increase in the cost of deposits of $2.2 million from the third quarter of 2023.

•Total noninterest income decreased $229.0 thousand to $5.1 million in the fourth quarter of 2023 from $5.3 million in the prior quarter.

•Total noninterest expense decreased $2.4 million to $27.5 million in the fourth quarter of 2023 from $29.9 million in the prior quarter.

•The Board declared a cash dividend of $0.20 per share, payable February 20, 2024, to shareholders of record as of February 9, 2024.

“Our performance in the fourth quarter of 2023, while an improvement over the linked third quarter of 2023, was still heavily impacted by the continuation of an inverted yield curve and the rigorous competition for core deposits," Chair, President, and CEO Rory G. Ritrievi said. "The measures we implemented in the third quarter, such as slowing down organic loan growth and cutting operating expenses, helped shape the fourth quarter improvement while positioning our strategy for fiscal year 2024."

Ritrievi continued, "We expect 2024 to be another difficult operating environment for financial institutions, particularly ones with a heavy reliance on the spread business. Accordingly, our measured approach to growth and expense control will persist throughout the year."

For the fourth quarter of 2023, the Board is pleased to announce a quarterly cash dividend of $0.20 per share of common stock, which was declared at its meeting on January 24, 2024, payable on February 20, 2024, to shareholders of record as of February 9, 2024.

Net Interest Income
For the three months ended December 31, 2023, net interest income was $37.0 million compared to net interest income of $37.5 million for the three months ended September 30, 2023, and $38.6 million for the three months ended December 31, 2022. The tax-equivalent net interest margin for the three months ended December 31, 2023, was 3.02% compared to 3.16% for the third quarter of 2023, and 3.80% for the fourth quarter of 2022, representing a 14 basis point ("bp") decrease compared to the prior quarter, and a 78 bp decrease compared to the same period in 2022, primarily driven by rising interest rates and persistent inflation.

The yield on interest-earning assets increased to 5.39% for the quarter ended December 31, 2023, from 5.35% for the quarter ended September 30, 2023, and 4.58% for the quarter ended December 31, 2022. These increases were due to assets continuing to reprice at higher rates during the fourth quarter of 2023. Increased yields on interest-earning assets were more than offset by increases in funding costs for the fourth quarter of 2023, with overall cost of interest-bearing liabilities increasing to 3.02% during the fourth quarter of 2023, compared to 2.79% for the three months ended September 30, 2023, and 1.08% for the three months ended December 31, 2022.
For the twelve months ended December 31, 2023, net interest income decreased $860.0 thousand to $147.0 million compared to net interest income of $147.8 million for the same period of 2022.

Average Balances

Average loans increased $147.6 million to $4.2 billion for the quarter ended December 31, 2023, compared to $4.1 billion for the quarter ended September 30, 2023, and $3.4 billion for the quarter ended December 31, 2022. Average deposits were $4.4 billion for the fourth quarter of 2023, reflecting an increase of $41.5 million, or 1.0%, compared to total average deposits in the third quarter of 2023, and $675.3 million, or 18.1%, compared to total average deposits of $3.7 billion for the fourth quarter of 2022. The average cost of deposits was 2.33% for the fourth quarter of 2023, representing an 18 bp increase and a 158 bp increase from the third quarter of 2023 and the fourth quarter of 2022, respectively. We continue to face headwinds with respect to deposit pricing, given rising interest rates and competition for deposits across all product types. Our primary focus with respect to deposit strategy is stability, ensuring that our rates are competitive and our product mix satisfies the needs of our customers. Additionally, Mid Penn also maintains interest rate swaps to hedge the cash flows associated with existing brokered CDs to mitigate the impact of rising deposit costs.

The mix of deposits continues to shift as customers move funds from non-interest-bearing accounts to time deposits given prevailing thought that current rates are at highs. Time deposits represented 31.0% of total deposits at September 30, 2023, and increased to 33.6% at December 31, 2023. The mix of non-interest-bearing deposits remained flat during the quarter, representing approximately 18.4% of total deposits at December 31, 2023, compared to 18.4% at September 30, 2023, 19.4% at June 30, 2023, and 20.6% at March 31, 2023. The average duration of the non-hedged time deposit portfolio is 12 months at December 31, 2023.
Asset Quality
On January 1, 2023, Mid Penn adopted ASU 2016-13, Financial Instruments - Credit Losses (ASC Topic 326): Measurement of Credit Losses on Financial Instruments, which replaces the incurred loss methodology and is referred to as CECL. Results for reporting periods beginning after January 1, 2023, are presented under CECL, while prior period results are reported in accordance with the previously applicable incurred loss methodology.

The provision for credit losses on loans was $221.0 thousand for the three months ended December 31, 2023, a decrease of $1.2 million compared to the provision for credit losses of $1.4 million for the three months ended September 30, 2023. The provision for credit losses on loans was $3.3 million for the twelve months ended December 31, 2023, a decrease of $1.0 million compared to the provision for credit losses of $4.3 million for the twelve months ended December 31, 2022. The decrease in provision for the twelve months ended December 31, 2023, is primarily due to a decrease in nonperforming individually-evaluated loans. Net chargeoffs for the twelve months ended December 31, 2023, were $332.0 thousand or less than 1% of total loans.

Total nonperforming assets were $14.5 million at December 31, 2023, compared to nonperforming assets of $14.4 million and $8.6 million at September 30, 2023, and December 31, 2022, respectively. The increase during the fourth quarter of 2023 primarily related to payoffs on nonaccrual loans. Delinquency as a percentage of total loans was 0.49% at December 31, 2023.

Capital
Shareholders’ equity increased $31.5 million, or 6.15%, from $512.1 million as of December 31, 2022, to $543.6 million as of December 31, 2023. The increase was primarily due to the acquisition of Brunswick Bancorp in the second quarter of 2023. Retained earnings increased $12.9 million or 9.67% from $133.1 million as of December 31, 2022, to $146.0 million as of December 31, 2023. Regulatory capital ratios for both Mid Penn and its banking subsidiary indicate regulatory capital levels in excess of both the regulatory minimums and the levels necessary for the Bank to be considered "well capitalized" at December 31, 2023. Additionally, Mid Penn declared $3.3 million in dividends during the fourth quarter of 2023.
On May 11, 2023, Mid Penn’s Board of Directors reauthorized its treasury stock repurchase program ("Program") effective through May 11, 2024. The Program authorizes the repurchase of up to $15.0 million of Mid Penn’s outstanding common stock. There were 12,500 share repurchases during the three months ended December 31, 2023. During the twelve months ended December 31, 2023, Mid Penn repurchased 216,879 shares of common stock at an average price of $22.31. As of December 31, 2023, Mid Penn repurchased 425,222 shares of common stock at an average price of $22.86 per share under the Program. The Program had $5.3 million remaining available for repurchase as of December 31, 2023.
Noninterest Income
For the three months ended December 31, 2023, noninterest income totaled $5.1 million, which was relatively consistent with noninterest income of $5.3 million for the third quarter of 2023.
For the twelve months ended December 31, 2023, noninterest income totaled $20.0 million, a decrease of $3.6 million, compared to noninterest income of $23.7 million for the twelve months ended December 31, 2022. The decrease in noninterest income is primarily due to a $1.2 million decrease in residential mortgage business, and a $1.8 million decrease in other miscellaneous income. Given the rising interest rate environment and overall lower demand for mortgages, that industry continues to be a drag on all other earnings.
Noninterest Expense

Noninterest expense totaled $27.5 million, a decrease of $2.4 million, or 8.0%, for the three months ended December 31, 2023, compared to noninterest expense of $29.9 million for the third quarter of 2023. For the twelve months ended December 31, 2023, noninterest expense totaled $119.0 million, an increase of $19.1 million, or 19.2%, compared to noninterest expense of $99.8 million for the twelve months ended December 31, 2022. The increase in noninterest expense for the twelve months ended December 31, 2023, is driven by $8.5 million of merger-related expenses, a $6.7 million increase in salaries and benefits expense, and a $1.9 million increase in FDIC charges due to special assessments levied to recover the losses to the Deposit Insurance Fund resulting from the bank failures in 2023.

The efficiency ratio(1) was 64.1% in the fourth quarter of 2023, compared to 67.9% in the third quarter of 2023, and 54.6% in the fourth quarter of 2022. Mid Penn continues to evaluate levels of noninterest expense for opportunities to reduce operating costs throughout the organization.
Subsequent Events
Management considers subsequent events occurring after the balance sheet date for matters which may require adjustment to, or disclosure in, the consolidated financial statements. The review period for subsequent events extends up to and including the filing date of a public company’s consolidated financial statements when filed with the Securities and Exchange Commission ("SEC"). Accordingly, the financial information in this announcement is subject to change. The statements are valid only as of the date hereof and Mid Penn disclaims any obligation to update this information.

(1)Non-GAAP financial measure. Refer to the calculation on the section titled “Reconciliation of Non-GAAP Measures” at the end of this document.

SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as "continues," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy" or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on securities held in Mid Penn’s portfolio; legislation affecting the financial services industry as a whole, and Mid Penn and Mid Penn Bank individually or collectively, including tax legislation; results of the regulatory examination and supervision process and oversight, including changes in monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; the availability of financial resources in the amounts, at the times and on the terms required to support Mid Penn and Mid Penn Bank’s future businesses; material differences in the actual financial results of merger, acquisition and investment activities compared with Mid Penn’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements; the possibility that the anticipated benefits of a transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in legacy Mid Penn and target markets; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of a transaction; the ability to complete the integration of Mid Penn and its target successfully; the dilution caused by Mid Penn’s issuance of additional shares of its capital stock in connection with a transaction; and other factors that may affect the future results of Mid Penn.
For a more detailed description of these and other factors which would affect our results, please see Mid Penn’s filings with the SEC, including those risk factors identified in the "Risk Factors" section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2022 and subsequent filings with the SEC. The statements in this press release are made as of the date of this press release, even if subsequently made available by Mid Penn on its website or otherwise. Mid Penn does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of unanticipated events, except as required by law.

SUMMARY FINANCIAL HIGHLIGHTS (Unaudited):

(Dollars in thousands, except per share data)	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022
Ending Balances:
Investment securities	$623,121	$620,038	$634,038	$633,831	$637,802
Loans, net of unearned interest	4,218,605	4,111,653	4,001,922	3,580,082	3,495,162
Total assets	5,292,053	5,215,963	5,088,813	4,583,465	4,497,954
Total deposits	4,346,212	4,381,616	4,286,686	3,878,081	3,778,331
Shareholders' equity	543,611	528,711	525,888	510,793	512,099
Average Balances:
Investment securities	606,946	619,071	630,750	636,151	640,792
Loans, net of unearned interest	4,201,092	4,053,514	3,808,717	3,555,375	3,395,308
Total assets	5,226,382	5,106,103	4,827,786	4,520,869	4,381,213
Total deposits	4,402,565	4,361,067	4,057,605	3,782,990	3,727,287
Shareholders' equity	537,219	529,067	504,535	510,857	505,769

	Three Months Ended
Income Statement:	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022
Net interest income	$37,000	$37,480	$36,444	$36,049	$38,577
Provision for credit losses	221	1,427	1,157	490	525
Noninterest income	5,117	5,346	5,220	4,325	6,714
Noninterest expense	27,504	29,889	35,529	26,070	25,468
Income before provision for income taxes	14,392	11,510	4,978	13,814	19,298
Provision for income taxes	2,294	2,274	142	2,587	3,579
Net income available to shareholders	12,098	9,236	4,836	11,227	15,719
Net income excluding non-recurring expenses (1)	12,098	9,514	11,112	11,404	15,951

Per Share:
Basic earnings per common share	$0.73	$0.56	$0.29	$0.71	$0.99
Diluted earnings per common share	0.73	0.56	0.29	0.70	0.99
Cash dividends declared	0.20	0.20	0.20	0.20	0.20
Book value per common share	32.80	31.89	31.74	32.15	32.24
Tangible book value per common share (1)	24.74	23.64	23.48	24.52	24.59

Asset Quality:
Net charge-offs (recoveries) to average loans (annualized)	0.004%	0.001%	0.018%	0.013%	0.006%
Non-performing loans to total loans	0.33	0.32	0.39	0.38	0.25
Non-performing asset to total loans and other real estate	0.34	0.35	0.40	0.39	0.25
Non-performing asset to total assets	0.27	0.28	0.32	0.31	0.21
ACL on loans to total loans	0.80	0.82	0.81	0.87	0.54
ACL on loans to nonperforming loans	240.48	252.67	205.65	225.71	220.82

Profitability:
Return on average assets	0.92%	0.72%	0.40%	1.01%	1.42%
Return on average equity	8.93	6.93	3.84	8.91	12.33
Return on average tangible common equity (1)	12.36	9.72	5.53	11.97	16.61
Net interest margin	3.02	3.16	3.29	3.49	3.80
Efficiency ratio (1)	64.14	67.88	65.40	63.16	54.59

Capital Ratios:
Tier 1 Capital (to Average Assets) (2)	8.3%	8.4%	9.6%	9.2%	10.7%
Common Tier 1 Capital (to Risk Weighted Assets) (2)	9.7	9.7	10.7	10.8	12.5
Tier 1 Capital (to Risk Weighted Assets) (2)	9.7	9.7	10.7	10.8	12.5
Total Capital (to Risk Weighted Assets) (2)	11.6	11.7	11.5	13.1	14.5
(1)Non-GAAP financial measure. Refer to the calculation on the section titled “Reconciliation of Non-GAAP Measures” at the end of this document.
(2)Regulatory capital ratios as of December 31, 2023 are preliminary and prior periods are actual.

CONSOLIDATED BALANCE SHEETS (Unaudited):

(In thousands, except share data)	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022
ASSETS
Cash and due from banks	$45,435	$52,509	$70,832	$51,158	$53,368
Interest-bearing balances with other financial institutions	34,668	12,739	13,332	4,996	4,405
Federal funds sold	16,660	52,851	9,711	6,017	3,108
Total cash and cash equivalents	96,763	118,099	93,875	62,171	60,881
Investment Securities:
Held to maturity, at amortized cost	399,128	401,561	404,831	396,784	399,494
Available for sale, at fair value	223,555	218,064	228,774	236,609	237,878
Equity securities available for sale, at fair value	438	413	433	438	430
Loans held for sale	3,855	4,270	7,258	2,677	2,475
Loans, net of unearned interest	4,252,792	4,145,657	4,034,510	3,611,347	3,514,119
Less: Allowance for credit losses	(34,187)	(34,004)	(32,588)	(31,265)	(18,957)
Net loans	4,218,605	4,111,653	4,001,922	3,580,082	3,495,162

Premises and equipment, net	36,799	38,849	39,230	34,191	34,471
Operating lease right of use asset	8,953	8,693	9,106	8,414	8,798
Finance lease right of use asset	2,728	2,773	2,817	2,862	2,907
Cash surrender value of life insurance	54,497	54,209	53,931	50,928	50,674
Restricted investment in bank stocks	16,768	13,554	11,646	8,041	8,315
Accrued interest receivable	25,820	24,230	19,626	19,205	18,405
Deferred income taxes	25,372	25,509	24,309	15,548	13,674
Goodwill	127,054	129,752	129,403	114,231	114,231
Core deposit and other intangibles, net	6,479	6,970	7,453	6,916	7,260
Foreclosed assets held for sale	293	905	489	248	43
Other assets	44,946	56,459	53,710	44,120	42,856
Total Assets	$5,292,053	$5,215,963	$5,088,813	$4,583,465	$4,497,954

LIABILITIES & SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$801,312	$804,785	$830,479	$797,038	$793,939
Interest-bearing transaction accounts	2,086,450	2,217,885	2,180,312	2,197,216	2,325,847
Time	1,458,450	1,358,946	1,275,895	883,827	658,545
Total Deposits	4,346,212	4,381,616	4,286,686	3,878,081	3,778,331

Short-term borrowings	241,532	139,000	112,442	88,000	102,647
Long-term debt	59,003	58,992	58,982	4,316	4,409
Subordinated debt and trust preferred securities	46,354	46,501	46,648	56,794	56,941
Operating lease liability	9,285	9,097	9,894	9,270	9,725
Accrued interest payable	14,257	14,657	11,115	5,809	2,303
Other liabilities	31,799	37,389	37,158	30,402	31,499
Total Liabilities	4,748,442	4,687,252	4,562,925	4,072,672	3,985,855

Shareholders' Equity:
Common stock, par value $1.00 per share; 40.0 million shares authorized	16,999	16,993	16,980	16,098	16,094
Additional paid-in capital	406,986	405,341	404,902	387,332	386,987
Retained earnings	145,982	137,199	131,271	129,617	133,114
Accumulated other comprehensive loss	(16,637)	(21,362)	(17,805)	(17,374)	(19,216)
Treasury stock	(9,719)	(9,460)	(9,460)	(4,880)	(4,880)
Total Shareholders’ Equity	543,611	528,711	525,888	510,793	512,099
Total Liabilities and Shareholders' Equity	$5,292,053	$5,215,963	$5,088,813	$4,583,465	$4,497,954

CONSOLIDATED STATEMENTS OF INCOME (Unaudited):

	Three Months Ended					Twelve Months Ended
(Dollars in thousands, except per share data)	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Dec. 31, 2023	Dec. 31, 2022
INTEREST INCOME
Loans, including fees	$61,309	$58,792	$52,094	$45,865	$42,492	$218,060	$150,256
Investment securities:
Taxable	4,063	4,106	3,962	3,874	3,784	16,005	11,952
Tax-exempt	378	382	391	389	390	1,540	1,497
Other interest-bearing balances	139	86	83	53	36	361	69
Federal funds sold	228	51	49	45	40	373	1,826
Total Interest Income	66,117	63,417	56,579	50,226	46,742	236,339	165,600
INTEREST EXPENSE
Deposits	25,808	23,559	17,927	12,001	6,995	79,295	14,144
Short-term borrowings	2,506	1,584	1,507	1,490	441	7,087	441
Long-term and subordinated debt	803	794	701	686	729	2,984	3,182
Total Interest Expense	29,117	25,937	20,135	14,177	8,165	89,366	17,767
Net Interest Income	37,000	37,480	36,444	36,049	38,577	146,973	147,833
PROVISION FOR CREDIT LOSSES	221	1,427	1,157	490	525	3,295	4,300
Net Interest Income After Provision for Credit Losses	36,779	36,053	35,287	35,559	38,052	143,678	143,533
NONINTEREST INCOME
Fiduciary and wealth management	1,323	1,296	1,204	1,236	1,085	5,059	5,071
ATM debit card interchange	979	986	998	1,056	1,099	4,019	4,362
Service charges on deposits	485	509	514	435	461	1,943	2,078
Mortgage banking	300	382	287	384	237	1,353	1,607
Mortgage hedging	109	67	128	20	150	324	1,471
Net gain on sales of SBA loans	358	85	128	—	—	571	262
Earnings from cash surrender value of life insurance	288	278	292	254	255	1,112	1,013
Other	1,275	1,743	1,669	940	3,427	5,627	7,793
Total Noninterest Income	5,117	5,346	5,220	4,325	6,714	20,008	23,657
NONINTEREST EXPENSE
Salaries and employee benefits	15,215	15,259	15,027	13,844	13,434	59,345	52,601
Software licensing and utilization	1,826	2,085	2,070	1,946	1,793	7,927	7,524
Occupancy, net	1,952	1,761	1,750	1,886	1,812	7,349	6,900
Equipment	1,330	1,292	1,248	1,251	1,249	5,121	4,493
Shares tax	255	808	751	899	160	2,713	2,786
Legal and professional fees	653	890	602	800	900	2,945	2,761
ATM/card processing	442	641	532	493	534	2,108	2,139
Intangible amortization	491	484	461	344	496	1,780	2,012
FDIC Assessment	730	1,746	684	340	243	3,500	1,594
(Gain) loss on sale or write-down of foreclosed assets, net	—	(18)	(126)	—	(45)	(144)	(133)
Merger and acquisition	—	352	4,992	224	294	5,544	294
Post-acquisition restructuring	—	—	2,952	—	—	2,952	329
Other	4,610	4,589	4,586	4,043	4,598	17,852	16,543
Total Noninterest Expense	27,504	29,889	35,529	26,070	25,468	118,992	99,843
INCOME BEFORE PROVISION FOR INCOME TAXES	14,392	11,510	4,978	13,814	19,298	44,694	67,347
Provision for income taxes	2,294	2,274	142	2,587	3,579	7,297	12,541
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$12,098	$9,236	$4,836	$11,227	$15,719	$37,397	$54,806

PER COMMON SHARE DATA:
Basic Earnings Per Common Share	$0.73	$0.56	$0.29	$0.71	$0.99	$2.29	$3.44
Diluted Earnings Per Common Share	$0.73	$0.56	$0.29	$0.70	$0.99	$2.29	$3.44
Cash Dividends Declared	$0.20	$0.20	$0.20	$0.20	$0.20	$0.80	$0.80

CONSOLIDATED – AVERAGE BALANCE SHEET AND NET INTEREST INCOME ANALYSIS (Unaudited):

	Average Balances, Income and Interest Rates on a Taxable Equivalent Basis
	For the Three Months Ended
	December 31, 2023			September 30, 2023			December 31, 2022
(Dollars in thousands)	Average Balance	Interest (1)	Yield/ Rate	Average Balance	Interest (1)	Yield/ Rate	Average Balance	Interest (1)	Yield/ Rate
ASSETS:
Interest Bearing Balances	$30,715	$139	1.80%	$12,804	$86	2.66%	$4,671	$36	3.06%
Investment Securities:
Taxable	530,099	3,199	2.39	541,403	3,846	2.82	561,119	3,733	2.64
Tax-Exempt	76,847	378	1.95	77,668	382	1.95	79,673	390	1.94
Total Securities	606,946	3,577	2.34	619,071	4,228	2.71	640,792	4,123	2.55

Federal Funds Sold	12,224	228	7.40	8,260	51	2.45	4,749	40	3.34
Loans, Net of Unearned Interest	4,201,092	61,309	5.79	4,053,514	58,792	5.75	3,395,308	42,492	4.97
Restricted Investment in Bank Stocks	13,754	864	24.92	10,968	260	9.40	6,694	51	3.02
Total Earning Assets	4,864,731	66,117	5.39	4,704,617	63,417	5.35	4,052,214	46,742	4.58

Cash and Due from Banks	38,370			77,122			45,385
Other Assets	323,281			324,364			192,969
Total Assets	$5,226,382			$5,106,103			$4,290,568

LIABILITIES & SHAREHOLDERS' EQUITY:
Interest-bearing Demand	$938,246	$4,087	1.73%	$960,052	$3,899	1.61%	$1,057,649	$2,051	0.77%
Money Market	925,902	6,266	2.68	929,036	5,969	2.55	965,866	2,996	1.23
Savings	295,757	53	0.07	308,732	60	0.08	335,928	49	0.06
Time	1,405,927	15,403	4.35	1,308,945	13,631	4.13	527,708	1,899	1.43
Total Interest-bearing Deposits	3,565,832	25,809	2.87	3,506,765	23,559	2.67	2,887,151	6,995	0.96

Short term borrowings	149,218	2,506	6.66	64,282	1,584	9.78	47,262	441	3.70
Long-term debt	58,987	373	2.51	76,515	333	1.73	4,441	46	4.11
Subordinated debt and trust preferred securities	46,425	429	3.67	46,377	461	3.94	64,673	683	4.19
Total Interest-bearing Liabilities	3,820,462	29,117	3.02	3,693,939	25,937	2.79	3,003,527	8,165	1.08

Noninterest-bearing Demand	836,733			854,302			840,136
Other Liabilities	31,968			28,795			31,781
Shareholders' Equity	537,219			529,067			505,769
Total Liabilities & Shareholders' Equity	$5,226,382			$5,106,103			$4,381,213

Net Interest Income		$37,000			$37,480			$38,577
Taxable Equivalent Adjustment (1)		33			33			197
Net Interest Income (taxable equivalent basis)		$37,033			$37,513			$38,774

Total Yield on Earning Assets			5.39%			5.35%			4.58%
Rate on Supporting Liabilities			3.02			2.79			1.08
Average Interest Spread			2.37			2.56			3.50
Net Interest Margin			3.02			3.16			3.80
(1)Presented on a fully taxable-equivalent basis using a 21% federal tax rate and statutory interest expense disallowance.

ALLOWANCE FOR CREDIT LOSSES AND ASSET QUALITY (Unaudited):

(Dollars in thousands)	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022
Allowance for Credit Losses on Loans:
Beginning balance	$34,004	$32,588	$31,265	$18,957	$18,480

Impact of adopting CECL	—	—	—	11,931	—
Purchase credit deteriorated loans	—	—	336	—	—

Loans Charged off
Commercial real estate	—	—	—	(16)	(7)
Commercial and industrial	(19)	—	(109)	(111)	—
Construction	—	—	—	—	—
Residential mortgage	(9)	—	—	(4)	(23)
Consumer	(17)	(32)	(65)	(19)	(20)
Total loans charged off	(45)	(32)	(174)	(150)	(50)
Recoveries of loans previously charged off
Commercial real estate	—	—	—	—	—
Commercial and industrial	—	—	—	—	—
Construction	—	—	—	—	—
Residential mortgage	—	7	—	30	—
Consumer	7	14	4	7	2
Total recoveries	7	21	4	37	2
Balance before provision	33,966	32,577	31,431	30,775	18,432
Provision for credit losses	221	1,427	1,157	490	525
Balance, end of quarter	$34,187	$34,004	$32,588	$31,265	$18,957

Nonperforming Assets
Total nonperforming loans	14,216	13,458	15,846	13,909	8,585

Foreclosed real estate	293	905	489	248	43
Total nonperforming assets	14,509	14,363	16,335	14,157	8,628

Accruing loans 90 days or more past due	—	12	9	7	654
Total risk elements	$14,509	$14,375	$16,344	$14,164	$9,282
PPP Summary

(Dollars in thousands)	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022

PPP loans, net of deferred fees	$1,426	$1,547	$1,633	$1,752	$2,600

PPP Fees recognized	$3	$3	$3	$5	$29

RECONCILIATION OF NON-GAAP MEASURES (Unaudited)
Explanatory note: This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). Mid Penn’s management uses these non-GAAP financial measures in their analysis of Mid Penn’s performance. For tangible book value, the most directly comparable financial measure calculated in accordance with GAAP is book value. We believe that this measure is important to many investors in the marketplace who are interested in changes from period to period in book value per common share exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing total book value while not increasing tangible book value. Income tax effects of non-GAAP adjustments are calculated using the applicable statutory tax rate for the jurisdictions in which the charges (benefits) are incurred, while taking into consideration any valuation allowances or non-deductible portions of the non-GAAP adjustments. Non-PPP core banking loans are meaningful to investors as they are indicative of portfolio loans and related growth from traditional bank activities and excludes short-term or nonrecurring loans from special programs like the PPP. Adjusted earnings per common share excludes from income available to common shareholders certain expenses related to significant non-core activities, including merger-related expenses, net of income taxes. For return on average tangible common equity, the most directly comparable financial measure calculated in accordance with GAAP is return on average equity. The efficiency ratio is often used by management to measure its noninterest expense as a percentage of its revenue. This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial measures determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of Mid Penn’s results and financial condition as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding Mid Penn’s ongoing operating results. This supplemental presentation should not be construed as an inference that Mid Penn’s future results will be unaffected by similar adjustments to be determined in accordance with GAAP. The reconciliation of the non-GAAP to comparable GAAP financial measures can be found in the tables below.
Tangible Book Value Per Share

(Dollars in thousands, except per share data)	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022

Shareholders' Equity	$543,611	$528,711	$525,888	$510,793	$512,099
Less: Goodwill	127,054	129,752	129,403	114,231	114,231
Less: Core Deposit and Other Intangibles	6,479	6,970	7,453	6,916	7,260
Tangible Equity	$410,078	$391,989	$389,032	$389,646	$390,608

Common Shares Outstanding	16,573,707	16,580,347	16,567,578	15,890,011	15,886,143

Tangible Book Value per Share	$24.74	$23.64	$23.48	$24.52	$24.59
Non-PPP Core Banking Loans

(Dollars in thousands)	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022

Loans, net of unearned interest	$4,252,792	$4,145,657	$4,034,510	$3,611,347	$3,514,119
Less: PPP loans, net of deferred fees	1,426	1,547	1,633	1,752	2,600
Non-PPP core banking loans	$4,251,366	$4,144,110	$4,032,877	$3,609,595	$3,511,519

Adjusted Earnings Per Common Share Excluding Non-Recurring Expenses

	Three Months Ended
(Dollars in thousands, except per share data)	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022

Net Income Available to Common Shareholders	$12,098	$9,236	$4,836	$11,227	$15,719
Plus: Merger and Acquisition Expenses	—	352	7,944	224	294
Less: Tax Effect of Merger and Acquisition Expenses	—	74	1,668	47	62
Net Income Excluding Non-Recurring Expenses	$12,098	$9,514	$11,112	$11,404	$15,951

Weighted Average Shares Outstanding	16,574,199	16,571,825	16,235,106	15,886,186	15,883,003

Adjusted Earnings Per Common Share Excluding Non-Recurring Expenses	$0.73	$0.57	$0.68	$0.72	$0.99
Return on Average Tangible Common Equity

	Three Months Ended
(Dollars in thousands)	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022

Net income available to common shareholders	$12,098	$9,236	$4,836	$11,227	$15,719
Plus: Intangible amortization, net of tax	388	382	364	272	392
	$12,486	$9,618	$5,200	$11,499	$16,111

Average shareholders' equity	$537,219	$529,067	$504,535	$510,857	$505,769
Less: Average goodwill	129,869	129,428	120,284	114,231	113,879
Less: Average core deposit and other intangibles	6,716	7,210	7,016	7,129	6,966
Average tangible shareholders' equity	$400,634	$392,429	$377,235	$389,497	$384,924

Return on average tangible common equity	12.36%	9.72%	5.53%	11.97%	16.61%
Efficiency Ratio

	Three Months Ended
(Dollars in thousands)	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022

Noninterest expense	$27,504	$29,889	$35,529	$26,070	$25,468
Less: Merger and acquisition expenses	—	352	7,944	224	294
Less: Intangible amortization	491	484	461	344	496
Less: (Gain) loss on sale or write-down of foreclosed assets, net	—	(18)	(126)	—	(45)
Efficiency ratio numerator	$27,013	$29,071	$27,250	$25,502	$24,723

Net interest income	37,000	37,480	36,444	36,049	38,577
Noninterest income	5,117	5,346	5,220	4,325	6,714
Efficiency ratio denominator	$42,117	$42,826	$41,664	$40,374	$45,291

Efficiency ratio	64.14%	67.88%	65.40%	63.16%	54.59%